As filed with the Securities and Exchange Commission on March 20, 2008
 Registration No. 333-122635

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

ACE AVIATION HOLDINGS INC.
(Exact Name of Registrant as Specified in Its Charter)

Canada	Not Applicable
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5100 de Maisonneuve Boulevard West
Montreal, Quebec
Canada H4A 3T2
(Address of Registrant's Principal Executive Offices)

ACE Aviation Holdings Inc. Employee Share Purchase Plan
(Full Title of Plan)

CT Corporation System
111 Eighth Avenue
New York, New York  10011
(212) 894-8940
(Name, Address and Telephone Number of Agent for Service)

Copies to:

Riccardo A. Leofanti, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street Suite 1750, P.O. Box 258 Toronto, Ontario M5K 1J5 (416) 777-4700	Jean Marc Huot, Esq. Stikeman Elliott LLP 1155 Rene-Levesque Blvd. West Suite 4000 Montreal, Quebec H3B 3V2 (514) 397-3000

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-8 (File No. 333-122635) of ACE Aviation Holdings Inc. (the "Registrant") initially filed with the Securities and Exchange Commission on February 8, 2005 (the "Registration Statement"), which registered (i) the offer and sale of up to 300,000 of the Registrant's Class A Variable Voting Shares to be issued to participants under the ACE Aviation Holdings Inc. Employee Share Purchase Plan (the "Plan"), and (ii) the interests in the Plan.  This Post-Effective Amendment No. 2 is being filed for the purpose of deregistering, as of the effective date of this Post-Effective Amendment No. 2, any remaining securities registered, but not sold, under this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada on March 20, 2008.

ACE AVIATION HOLDINGS INC.

By: /s/ Robert A. Milton
Name: Robert A. Milton
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on March 20, 2008.

Signature	Title

/s/ Robert A. Milton
Robert A. Milton	President and Chief Executive Officer

*
Brian Dunne	Executive Vice President and Chief Financial Officer

Bernard Attali	Director

*
Robert E. Brown	Director

Carlton D. Donaway	Director

*
Michael M. Green	Director

*
W. Brett Ingersoll	Director

*
Pierre Marc Johnson	Director

Richard H. McCoy	Director

John T. McLennan	Director

*
David I. Richardson	Director

*
Marvin Yontef	Director

*By: /s/ Robert A. Milton
Robert A. Milton
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada on March 20, 2008.

MAPLE LEAF HOLDINGS USA INC.
(Authorized U.S. Representative)

By: /s/ Michael Rousseau
Name: Michael Rousseau
Title: President

ACE AVIATION HOLDINGS INC. EMPLOYEE SHARE PURCHASE PLAN

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada on March 20, 2008.

ACE AVIATION HOLDINGS INC. EMPLOYEE SHARE PURCHASE PLAN

By: ACE Aviation Holdings Inc.

By: /s/ Robert A. Milton
Name: Robert A. Milton
Title: President and Chief Executive Officer